UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2017

RPX Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-35146	26-2990113
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

One Market Plaza
Suite 800
San Francisco, CA 94105
(Address of principal executive offices, including zip code)

(866) 779-7641
(Registrant’s telephone number, including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company
☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a) On June 13, 2017, RPX Corporation (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”).

(b) At the Annual Meeting, stockholders voted on the following two proposals, each of which is described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 27, 2017.

Proposal 1.      Election of Directors

The Company’s stockholders elected the two nominees listed below to serve as Class III directors until the 2020 annual meeting of stockholders or until their successors are elected and qualified. The votes regarding this proposal were as follows:

Director	For	Against	Abstain	Broker Non-Votes
Shelby W. Bonnie	36,449,682	852,099	7,349	4,937,449
Sanford R. Robertson	36,465,284	833,368	10,478	4,937,449

Proposal 2. Ratification of Selection of Independent Auditors

The Company’s stockholders ratified the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2017. The votes regarding this proposal were as follows:

For	Against	Abstain
41,609,584	627,359	9,636

As a routine proposal under applicable rules, no broker non-votes were recorded in connection with this proposal.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RPX Corporation

		By:	/s/ EMILY T. GAVIN
Emily T. Gavin
General Counsel

Date:	June 15, 2017